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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2014 (February 12, 2014)

Glimcher Realty Trust

(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A.    Modification of Corporate Credit Facility

On February 13, 2014 (the “Effective Date”), Glimcher Properties Limited Partnership (“GPLP”), an affiliate of Glimcher Realty Trust (the “Registrant”), executed a First Amendment to Fourth Amended and Restated Credit Agreement, dated as of the Effective Date (the “Agreement”), with KeyBank National Association (“KeyBank”), as administrative agent, Bank of America, N.A. (“BofA”) and Wells Fargo Bank, National Association (“Wells”), each as a co-syndication agent, U.S. Bank National Association (“U.S. Bank”), PNC Bank, National Association (“PNC”), and The Huntington National Bank (“Huntington”), each as a co-documentation agent, Raymond James Bank, N.A. (“RJB”), Goldman Sachs Bank USA (“Goldman”), Fifth Third Bank (“Fifth Third”), and SunTrust Bank (“SunTrust”) as additional signatories to the Agreement (KeyBank and each of the other banks listed, collectively, the “Lenders”).

The Agreement amends GPLP’s Fourth Amended and Restated Credit Agreement, dated as of February 20, 2013, and modifies the terms of GPLP's existing revolving credit facility (the “Facility”) as follows: (i) increases the borrowing limit under the Facility from Two Hundred and Fifty Million Dollars ($250,000,000) to Three Hundred Million Dollars ($300,000,000), (ii) increases the accordion feature under the Facility from Four Hundred Million Dollars ($400,000,000) to Five Hundred Million Dollars ($500,000,000), (iii) extends the Facility’s maturity date from February 19, 2017 to February 12, 2018 with one extension option for an additional year to February 12, 2019 (the “Extension Option”) subject to satisfying certain conditions, (iv) increases the minimum asset value for the unencumbered pool of properties that GPLP must maintain during the term of the Facility from One Hundred and Fifty Million Dollars ($150,000,000) to Two Hundred Million Dollars ($200,000,000), (v) decreases the fee for exercising the Extension Option from 25 basis points to 15 basis points, (vi) modifies the Facility’s interest rate range to LIBOR plus 1.40% per annum (or an alternative base rate plus 0.40%) to LIBOR plus 2.00% per annum (or an alternative base rate plus 1.00%), (vii) modifies the Facility’s unused fee such that it is 25 basis points if the average unused amount available under the Facility is less than 50% or 15 basis points if such average unused amount is greater than 50%, (viii) modifies the Facility’s existing minimum fixed charge ratio such that it will increase to 1.50x, (ix) modifies the investment covenant to lower the aggregate restriction from 35% to 30% of the GPLP’s total asset value and the percentage limit on the restriction on joint venture investments from 30% to 20%, (x) decreases by fifty (50) basis points the capitalization rate used for determining GPLP’s total asset value and total availability under the Facility, and (xi) removes restrictions and covenants relating to GPLP’s now fully repaid Fifty Million Dollar ($50,000,000) secured credit facility from Lenders   In connection with executing the Agreement and modifying the Facility, GPLP paid approximately Nine Hundred and Twenty-Eight Thousand Dollars ($928,000) in closing, arrangement, and amendment fees.

KeyBank, U.S. Bank, Huntington, BofA, PNC, and an affiliate of Goldman have each provided mortgage loans or other credit facilities with respect to certain properties owned by affiliates of GPLP and the Registrant. Affiliates of BofA, Goldman, KeyBank, and Wells have, from time to time, performed various financial advisory, investment banking, and underwriting services for the Registrant for which they received customary fees and expenses.

B.    Acquisition of Retail Centers and Real Estate Parcels

On February 12, 2014, the earnest money deposit pertaining to the Purchase and Sale Agreement (the “Agreement”), as amended, between Chesapeake Land Development Company, L.L.C. (“Chesapeake” or “Seller”) and GPLP became non-refundable pursuant to the terms of the Agreement thereby making the Agreement definitive. Under the Agreement, GPLP has agreed to purchase and acquire all of Seller’s interest, title, rights, and privileges in the following existing retail centers: (i) Classen Curve located in Oklahoma City, Oklahoma, (ii) Triangle @ Classen Curve located in Oklahoma City, Oklahoma, and (iii) Nichols Hills Plaza located in Nichols Hills, Oklahoma (each a “Center” and collectively, the “Centers”). Additionally, GPLP has agreed under the Agreement to purchase and acquire all of Seller’s interest, title, rights, and privileges in the following separate parcels: (i) two separate, but adjacent tracts of real property consisting of approximately 9.3292 acres located in Oklahoma City, Oklahoma, (ii) one tract of real property consisting of approximately 0.9931 acres located in Nichols Hills, Oklahoma, (iii) a tract of real property consisting of approximately 0.3153 acres located in Nichols Hills, Oklahoma, and (iv) a tract of real property consisting of approximately 2.0045 acres located in Oklahoma City, Oklahoma (each a “Parcel” and, collectively, the “Parcels” and together with the Centers, the “Properties”). Under the Agreement, the stated purchase price to acquire the Properties is Fifty-One Million Eight Hundred Thousand Dollars ($51,800,000) (the “Purchase Price”), but that amount is subject to change following the application at closing of various credits and adjustments set forth in the Agreement. Additionally, GPLP’s earnest money deposit of One Million Dollars ($1,000,000) will be applied toward the Purchase Price at closing. The Agreement contains other terms, conditions, covenants, representations, and warranties from each of the respective parties that are customary and typical for a transaction of this nature. The transaction remains subject to customary closing conditions and approvals, but GPLP expects the transaction to close during the Registrant’s first fiscal quarter of 2014. Other than the Agreement and the transactions described herein, there is no other material relationship between Cheasapeake and GPLP, the Registrant, or any of its affiliates.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See discussion in Item 1.01(A) above.

Item 8.01 Other Events.

In connection with the consummation of the transaction disclosed in Item 1.01(B) above, GPLP will finalize the formation and creation of a joint venture with an unaffiliated third-party (the “Party”) where the joint venture, or subsidiaries of the joint venture, will hold title to, manage, develop, redevelop, and operate each of the Properties. An affiliate of GPLP (the “Manager”) will own a 99% equity interest in the limited liability company (the “Company”) that will serve as the operating company for the joint venture and also serve as managing member of the Company. The Party shall own a 1% equity interest in the Company, however the Agreement allows the Party to receive a distribution from the Company of 12% of net proceeds available, if any, after: (A) the return of any future loans by the Manager to the Company and (B) distributions to the Company’s initial members in accordance with their equity interests until such time that the Manager receives a preferred return on its initial capital contribution (each, a “Distribution Adjustment(s)”).

In connection with the formation of the joint venture and under the terms of the operating agreement for the Company, the Manager (or any affiliate thereof) shall receive a call option that shall be exercisable anytime on or after the fifth anniversary of the date the joint venture acquires the Properties which will permit the Manager (or any affiliate thereof) to acquire all of the Party’s (or any affiliate thereof) interest in the Company at the then fair market value which shall be reduced to reflect Distribution Adjustments. Conversely and also as part of the formation of the joint venture and under the terms of the Company’s operating agreement, the Party (or any affiliate thereof) shall receive a put option exercisable anytime on or after the seventh anniversary of the date the joint venture acquires the Properties that will permit the Party to sell its interest in the Company to the Manager at the then fair market value which shall be reduced to reflect Distribution Adjustments.

Forward Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of joint venture partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Registrant to make additional investments in regional mall properties and redevelopment of properties, failure of the Registrant to complete proposed or anticipated acquisitions, the failure to sell properties as anticipated and to obtain estimated sale prices, the failure to fully recover tenant obligations for common area maintenance, insurance, taxes and other property expenses, the failure to achieve earnings/Funds From Operations targets, the failure to sell additional community centers, failure of the Registrant to qualify as a real estate investment trust, termination of existing joint venture arrangements, conflicts of interest with our existing joint venture partners, the failure to achieve estimated sales prices and proceeds from the sale of properties, impairment charges, increases in recorded impairment charges, failure to refinance debt at favorable terms and conditions, significant costs related to environmental issues as well as other risks listed from time to time in the Registrant’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: February 14, 2014	/s/ George A. Schmidt
George A. Schmidt
Executive Vice President, General Counsel & Secretary